                                   EXHIBIT 11

                             AMSOUTH BANCORPORATION
          STATEMENT REGARDING COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                THREE MONTHS
                                            SIX MONTHS ENDED        ENDED
                                                JUNE 30            JUNE 30
                                           -------------------------------------
                                             1997      1996     1997     1996
                                           --------- ---------------------------
                                           (IN THOUSANDS EXCEPT PER SHARE DATA)
  Net income ............................. $ 110,473 $ 95,868 $ 55,900 $ 48,705
                                           ========= ======== ======== ========
  Average shares of common stock outstand-
   ing*...................................    83,235   85,146   82,687   84,762
                                           ========= ======== ======== ========
  Earnings per common share* ............. $    1.33 $   1.13 $   0.68 $   0.57
                                           ========= ======== ======== ========

* Restated for three-for-two common stock split.